Exhibit 99.7
AMENDMENT NO. 4 TO SIXTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
This Amendment No. 4 to Sixth Amended and Restated Credit and Security Agreement (this “Amendment”) is entered into as of October 22, 2020 (the “Effective Date”), by and among:
(1) QUEST DIAGNOSTICS RECEIVABLES INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”),
(2) QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation, as initial servicer (in such capacity, together with any successor servicer or sub-servicer, the “Servicer”),
(3) PNC BANK, NATIONAL ASSOCIATION, in its individual capacity as a Lender (together with its successors, “PNC” or the “PNC Group”) and as issuer of the Letters of Credit,
(4) Gotham Funding Corporation, a Delaware corporation (together with its successors, “Gotham”), and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), in its capacity as a Liquidity Bank to Gotham (together with its successors, “MUFG” and, together with Gotham, the “Gotham Group”),
(5) ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company (together with its successors, “Atlantic”), and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as a Liquidity Bank to Atlantic (together with its successors, “CACIB” and, together with Atlantic, the “Atlantic Group”),

(6) PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the PNC Group (together with its successors in such capacity, a “Co-Agent”), CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as agent for the Atlantic Group (together with its successors in such capacity, a “Co-Agent”), and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), in its capacity as agent for the Gotham Group (together with its successors in such capacity, a “Co-Agent”),

(7) PNC BANK, NATIONAL ASSOCIATION, in its capacity as Letter of Credit issuer (together with its successors in such capacity, the “LC Issuer”), and
(8) MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as administrative agent for the Atlantic Group, the PNC Group, the Gotham Group and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).
RECITALS:
A.    The Borrower, the Servicer, the PNC Group, the Gotham Group, the Atlantic Group and the Agents are parties to that certain Sixth Amended and Restated Credit and Security Agreement, dated as of October 27, 2017 (as amended, restated or otherwise modified from time to time, the “Credit and Security Agreement”; capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Credit and Security Agreement).

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B.    Each of the parties hereto desires to amend the Credit and Security Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION 1. Amendments to the Credit and Security Agreement. Effective as of the Effective Date:
1.1.    The definition in Annex A to the Credit and Security Agreement of each of the capitalized terms set forth below is hereby amended and restated in its entirety to read, respectively, as follows:
“A-Commitment Expiry Date” means October 22, 2021.
“Biennial Commitment Expiry Date” means October 21, 2022.
“Material Adverse Effect” means an event, circumstance, occurrence, or condition which has caused as of any date of determination any of (a) a material adverse effect, or any condition or event that has resulted in a material adverse effect, on the business, operations, financial condition or assets of (i) the Originators taken as a whole (after taking into account indemnification obligations by third parties that are Solvent to the extent that such third party has not disputed (after notice of claim in accordance with the applicable agreement therefor) liability to make such indemnification payment), (ii) the Servicer, or (iii) the Borrower, (b) a material adverse effect on the ability of the Originators, the Servicer or the Borrower to perform when and as due any of their material obligations under any Transaction Document to which they are parties, (c) a material adverse effect on the legality, binding effect or enforceability of any Transaction Document or any of the material rights and remedies of any of the Agents or Lenders thereunder or the legality, priority, or enforceability of the Lien on a material portion of the Collateral, or (d) a material adverse effect upon the validity, enforceability or collectability of a material portion of the Receivables; provided, however, that during the period beginning with the declaration on March 13, 2020 of the national emergency relating to COVID-19 and ending on April 30, 2021 or such later date, not to extend beyond October 22, 2021, as agreed to by the Administrative Agent (with the consent of the Lenders) and the Borrower, no event, circumstance, development, change, occurrence or effect (as is reasonably identifiable and factually supportable) related to the COVID-19 pandemic and the resulting work-at-home orders, travel restrictions and quarantine orders that ensued, shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect of the type described in the preceding clause (a).
“Monthly Reporting Date” means the 22nd day of each calendar month; provided, however, that if any such day is not a

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Business Day, then the Monthly Reporting Date shall occur on the next succeeding Business Day.
“Scheduled Termination Date” means October 21, 2022.
1.2.    Section 10.1(d) is hereby amended and restated in its entirety to read as follows:

(d)(i) The Borrower shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness of which the aggregate unpaid principal amount is in excess of $16,750 (as such amount may be adjusted under Section 104 of the Bankruptcy Code), when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or
(ii) any of the Originators (A) shall fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness of which the aggregate unpaid principal amount is in excess of the lesser of (1) $200,000,000 or (2) the amount that is currently set forth in the comparable provision of the Credit Agreement, in each case, when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) shall fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any Indebtedness of the Originators in excess of the lesser of (1) $200,000,000, or (2) the amount currently set forth in the comparable provision of the Credit Agreement in aggregate principal amount, in each case, if, as a result of such failure, the holder or holders of the Indebtedness outstanding thereunder cause (or an agent or a trustee on their behalf cause) such Indebtedness to become due prior to its stated maturity.
1.3.    Section 10.1(o)(ii) is hereby amended and restated in its entirety to read as follows:
(o)(i) A final judgment or judgments for the payment of money in excess of $16,750 (as such amount may be adjusted under Section 104 of the Bankruptcy Code) in the aggregate (exclusive of judgment amounts to the extent covered by insurance or indemnity payments) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower and the same shall not be discharged (or provision which results in a stay of execution shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower shall not, within said period

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of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or (ii) a final judgment or judgments for the payment of money in excess of the lesser of (A) $200,000,000 or (B) the amount currently set forth in the comparable provision of the Credit Agreement in the aggregate (exclusive of judgment amounts to the extent covered by insurance or indemnity payments) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Originator and the same shall not be discharged (or provision which results in a stay of execution shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Originator shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.
1.4.    Section 10.1(q) is hereby amended and restated in its entirety to read as follows:
(q) Quest Diagnostics shall fail to comply with any of the financial covenants set forth in Sections 7.2 (or analogous successor provisions) of the Credit Agreement; provided, however, that if (i) all of the Agents under this Agreement are also parties to the Credit Agreement and waive compliance with one or both of such provisions and (ii) the requisite number of lenders (including the Agents) party to the Credit Agreement waive compliance with such provision or provisions under the Credit Agreement, then, upon receipt of notice to such effect from Quest Diagnostics, the applicable provision or provisions shall also be deemed waived for purposes of this Agreement without the need for further vote or documentation under this Agreement.
1.5.    Section 10.1(s) is hereby amended and restated in its entirety to read as follows:
(s) [Reserved].
SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date provided that each of the following conditions precedent is satisfied: (a) The Administrative Agent shall have received counterparts of this Amendment (whether by facsimile or otherwise) duly executed by each of the parties hereto; (b)(i) the Administrative Agent shall have received counterparts of the Fee Letter of even date herewith (whether by facsimile or otherwise) duly executed by each of the parties thereto, and (ii) each of the Co-Agents shall have received payment of its Amendment Structuring Fee specified therein; and (c) each of the representations and warranties set forth in Section 3 of this Amendment is true and correct as of the Effective Date.
SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants to the Agents and the Lenders as of the Effective Date as follows:
(a)    Representations and Warranties. The representations and warranties contained in Article VI of the Credit and Security Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

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(b)    Enforceability. The execution and delivery by each of the Borrower and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Credit and Security Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts. This Amendment and the Credit and Security Agreement, as amended hereby, are each of the Borrower’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)    No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Event of Default or Unmatured Default exists or shall exist.
SECTION 4. Legal Fees and Disbursements. The Borrower hereby acknowledges and agrees that this Amendment constitutes a Transaction Document and that the provisions of Section 14.5(a) of the Credit and Security Agreement apply hereto.
SECTION 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall apply hereto).
SECTION 6. Effect of Amendment; Ratification. Except as specifically amended hereby, the Credit and Security Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Credit and Security Agreement (or in any other Transaction Document) to “the Credit and Security Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Credit and Security Agreement, shall be deemed to be references to the Credit and Security Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Credit and Security Agreement other than as specifically set forth herein.
SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Amendment.
SECTION 8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Credit and Security Agreement or any provision hereof or thereof.
SECTION 9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 10. Severability. If any one or more of the provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Credit and Security Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
QUEST DIAGNOSTICS RECEIVABLES INC.

By:     /s/ Sandip R. Patel
Name: Sandip R. Patel
Title: Vice President and Treasurer

QUEST DIAGNOSTICS INCORPORATED, as Servicer

By:     /s/ Sandip R. Patel
Name: Sandip R. Patel
Title: Vice President and Treasurer

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Atlantic Asset Securitization LLC, as a Conduit

By:     /s/ Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

By: __/s/ Roger Klepper______________
Name: Roger Klepper
Title: Managing Director

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Crédit Agricole Corporate and Investment Bank, individually as a Liquidity Bank for Atlantic and as Atlantic Group Agent

By: /s/ Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

By:__/s/ Roger Klepper______________
Name: Roger Klepper
Title: Managing Director

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PNC BANK, NATIONAL ASSOCIATION,
individually as a Lender, as PNC Group Agent and as LC Issuer

By: /s/Michael Brown
Name: Michael Brown
Title: Senior Vice President

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Gotham Funding Corporation, as a Conduit

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

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MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), individually as a Liquidity Bank for Gotham

By: __/s/Erik Williams_________
Name: Erik Williams
Title: Managing Director

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Gotham Agent

By: __/s/Erik Williams_______
Name: Erik Williams
Title: Managing Director

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Administrative Agent

By: __/s/Erik Williams_______
Name: Erik Williams
Title: Managing Director

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